UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 17, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On August 17, 2012, ATP Oil & Gas Corporation (“ATP”) filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Court”). ATP’s chapter 11 case is being administered under the caption In re: ATP Oil & Gas Corporation (Case No. 12-36187). ATP will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

A copy of the press release ATP issued to announce the bankruptcy filing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The text set forth in Item 1.03 of this Current Report on Form 8-K regarding the bankruptcy filing is incorporated into this item by reference. The bankruptcy filing described above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct financial obligations of ATP (the “Accelerated Financial Obligations”). The material Accelerated Financial Obligations include:

•

Indenture dated as of April 23, 2010 among ATP, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, with respect to $1.5 billion principal amount, plus accrued and unpaid interest, of ATP’s 11.875% Senior Second Lien Notes;

•

The Amended and Restated Credit Agreement dated as of March 9, 2012, among ATP, as borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent. As of August 16, 2012, the outstanding balance, including accrued interest owing under the Amended and Restated Credit Agreement was approximately $366 million; and

•

Senior Convertible Note dated as of June 20, 2012 between ATP and Capital Ventures International. As of August 16, 2012, the outstanding balance, including accrued interest owing under the Senior Convertible Note was approximately $35 million.

ATP believes that any efforts to enforce the payment or other obligations under these Accelerated Financial Obligations and other instruments and agreements are stayed as a result of the bankruptcy filing.

Item 7.01. Regulation FD Disclosure.

Subject to the terms of confidentiality agreements entered into by ATP and certain potential “debtor-in-possession” lenders (the “Lenders”), ATP provided certain projected financial and hydrocarbon reserve information (the “Projections”) to the Lenders in connection with discussions regarding financing for ATP.

The Projections reflect numerous assumptions, including, among other things, with respect to (i) expectations regarding oil and natural gas markets in the U.S., U.K. and Israel, (ii) estimates of quantities of our proved reserves and the present value thereof, and the timing of future production of oil and natural gas, (iii) operational factors affecting the commencement or maintenance of producing wells, including catastrophic weather-related damage, unscheduled outages or repairs, or unanticipated changes in drilling equipment costs or rig availability, (iv) costs and other effects of legal and administrative proceedings, settlements, investigations and claims, (v) payment obligations on ATP’s debt instruments, (vi) retention of ATP’s management team and other key personnel, (vii) asset retirement obligations, (viii) general business and economic conditions, (ix) competitive forces, (x) the actions of regulatory agencies and governmental bodies and (xi) decisions regarding the timing of ATP’s capital projects. Many of these assumptions are beyond ATP’s control and some or all of the assumptions may not materialize. In addition, unanticipated events and circumstances with regard to any of the above assumptions or other matters not listed above may affect ATP’s actual financial results in the future.

The Projections are based upon an analysis of the data available to ATP at the time of the Projections and are not guarantees of actual results. Due to the uncertainties inherent in any projections, ATP’s management is unable to represent or warrant that the information contained in the Projections is without inaccuracies and no assurance can be given or is given that the Projections will be realized. Therefore, while the Projections are necessarily presented with numerical specificity, the actual results achieved for the projected periods may vary from the projected results and are subject to significant uncertainties, contingencies, risks and assumptions, many of which are beyond ATP’s control. These variations may be material. Accordingly, no representation can be made or is made with respect to the accuracy of the Projections or ATP’s ability to achieve the projected results, and the Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

ATP does not, as a matter of course, make public projections of its anticipated results of operations, financial position or cash flows. Accordingly, ATP disclaims any obligation to furnish updated projections to reflect any changed circumstances, including actual industry performance or the general economic or business climate or other matters affecting the Projections that differ from those upon which the Projections have been based.

The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to comply with published guidelines of the Securities and Exchange Commission regarding projections or forecasts. Neither ATP’s independent registered public accountants, any other independent accountants nor its independent reserve engineers have compiled, examined or performed any procedures with respect to the Projections to determine the reasonableness thereof, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections.

A copy of the Projections is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Additional information regarding the bankruptcy filing is available on the internet at www.atpog.com. Filings with the Court and claims information are available at www.kccllc.net/atpog. ATP expects to begin submitting monthly operating reports to the Court in September 2012, and also plans to post these monthly reports in the Investor Relations section of ATP’s website.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of ATP dated August 17, 2012

99.2	Projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: August 17, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

ATP Oil & Gas Corporation

Current Report on Form 8-K

Dated August 17, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release of ATP dated August 17, 2012

99.2	Projections